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                                   EXHIBIT 5
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[LOGO OF GREAT NORTHERN INSURED ANNUITY CORPORATION APPEARS HERE]

GREAT NORTHERN  Two Union Square             Mailing Address
INSURED ANNUITY 601 Union Street, Suite 5600 P.O. Box 490           800/426-5520
CORPORATION     Seattle, WA 98101-2336       Seattle, WA 98111-0490 206/625-1755

a GS Capital Company


March 18, 1996



Board of Directors
Great Northern Insured Annuity Corporation
Two Union Square, Suite 5600
Seattle, WA 98101-2336

Re:   Post-Effective Amendment No. 4
      Registration Statement on S-1; Registration No. 33-62674


Ladies and Gentlemen:

I have acted as counsel to Great Northern Insured Annuity Corporation ("Company") in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 4 to the above-referenced Registration Statement on Form S-1 for the Group and Individual Modified Guaranteed Annuity Contracts (the "Contracts") to be issued by the Company. I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable me to render the following opinion:

1. The Company is a duly organized, validly existing stock life insurance company of the state of Washington.

2. The Company is authorized to issue Contracts in those states in which it is admitted and granted authority by such states and upon compliance with applicable local law.

3 All of the prescribed corporate procedures for the issuance of the Contracts have been followed, and, when such Contracts are issued in accordance with the prospectus contained in the Registration Statement, and upon compliance with applicable law, such Contracts will be legally issued and binding obligations of the Company in accordance with their terms.

I hereby consent to the use of this letter, or a copy hereof, as an exhibit to the Registration Statement, and the reference to me under the caption "Legal Matters" in the prospectuses contained in the registration statement.

Very truly yours,


J. Neil McMurdie
Associate Counsel and
Assistant Vice President



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